As filed with the Securities and Exchange Commission on July 22, 2020.

Registration File No. 333-239641

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Amendment No. 1 to

Form S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ARCADIA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-0571538
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

202 Cousteau Place, Suite 105

Davis, CA 95618

(Address of Principal Executive Offices) (Zip Code)

Matthew T. Plavan

President and Chief Executive Officer

202 Cousteau Place, Suite 105

Davis, CA 95618

(530) 756-7077

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Matthew T. Plavan Chief Executive Officer 202 Cousteau Place, Suite 105 Davis, CA 95618	Michael De Angelis, Esq. Jeffrey Pietsch, Esq. Weintraub Chediak Coleman Grodin Law Corporation 475 Sansome Street, Suite 1800 San Francisco, CA 94111

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  o

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  o

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  o

If this Form is registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  o

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  o

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Small reporting company	☒

         Emerging growth company             ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.        ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The purpose of this Amendment No. 1 to the Registration Statement on Form S-3 (333-239641) is to update the section entitled “Incorporation of Information by Reference” and to file an updated Exhibit 23.1. No other changes have been made to Part I or, except as set forth in Item 16 (Exhibits), Part II of the referenced Registration Statement.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below, as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 25, 2020;
•	Our quarterly report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 13, 2020;
•	Our current reports on Form 8-K filed with the SEC on April 21, 2020, May 14, 2020, May 18, 2020, June 3, 2020, July 2, 2020, July 6, 2020 and July 8, 2020;
•	Definitive Proxy Statement on Schedule 14A filed with the SEC on April 17, 2020 for our annual meeting of shareholders held on June 1, 2020; and
•	The description of our common stock contained in our Form 8-A/A filed on May 14, 2015.

Additionally, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after (i) the date of the initial registration statement and prior to effectiveness of the registration statement; and (ii) the date of this prospectus and prior to the termination or completion of this offering, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.  Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents.  Requests for such copies should be directed to our Corporate Secretary at 202 Cousteau Place, Suite 105, Davis, CA 95618, Telephone (530) 750-7191.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.Exhibits

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

3.1	Amended and Restated Certificate of Incorporation of Registrant.	8-K	001-37383	3.1	5/26/2015

3.2 3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Registrant. Amendment to the Amended and Restated Certificate of Incorporation of Registrant.	10-Q 8-K	001-37383 001-37383	3.1 3.1	8/10/2017 1/23/2018

3.4	Amended and Restated Bylaws of Registrant.	8-K	001-37383	3.2	5/26/2015

4.1	Form of Registrant’s common stock certificate.	S-3	333-224061	4.1	3/30/2018

4.2	Form of New Warrant issued on May 18, 2020	8-K	001-37383	4.1	5/18/2020
4.3	Form of Wainwright Warrant issued on May 18, 2020	8-K	001-37383	4.2	5/18/2020
5.1	Opinion of Weintraub Tobin Chediak Coleman Grodin Law Corporation.	S-3	333-239641	24.1	7/2/2020

10.1	Form of Letter Agreement, dated as of May 14, 2020	8-K	001-37383	10.1	5/18/2020
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.					X

23.2	Consent of Weintraub Tobin Chediak Coleman Grodin Law Corporation (included in Exhibit 5.1).	S-3	333-239641	23.2	7/2/2020

24.1	Power of attorney (included in the signature page to this Registration Statement).	S-3	333-239641	24.1	7/2/2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Davis, State of California, on this 20th day of July, 2020.

ARCADIA BIOSCIENCES, INC.

By:	/s/ PAMELA HALEY
Name:	Pamela Haley
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MATTHEW T. PLAVAN	President and Chief Executive Officer and Director
Matthew T. Plavan	(principal executive officer)	July 22, 2020

/s/ PAMELA HALEY	Chief Financial Officer
Pamela Haley	(principal financial and accounting officer)	July 22, 2020

*
Kevin Comcowich	Director	July 22, 2020

*
Albert D. Bolles	Director	July 22, 2020

*
Lilian Shackelford Murray	Director	July 22, 2020

*
Gregory D. Waller	Director	July 22, 2020

*
Amy Yoder	Director	July 22, 2020

* by	Matthew T. Plavan
Power of Attorney